[QWEST GRAPHIC LOGO OMITTED]

ride the light(TM)
QWEST(R)


             QWEST COMMUNICATIONS CONTINUES TO SEE STRONG DEMAND FOR SERVICES; COMFORTABLE WITH PREVIOUSLY ANNOUNCED FINANCIAL GUIDANCE


DENVER, June 19, 2001 - Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, said today that the company continues to see strong demand for services and that it is comfortable with its previously announced financial guidance. The company expects that revenue will increase approximately 12-13 percent over the second quarter of 2000, while revenue for 2001 will be approximately $21.3 -$21.7 billion and EBITDA (earnings before revenue, interest, taxes, depreciation and amortization) for the year will be approximately $8.5 - $8.7 billion.

Qwest continues to increase market share in its key growth segments despite the weakening economy. The company said that more businesses are looking to Qwest to provide a reliable communications solution and that the business and consumer population in the company's 14-state local service continues to grow.

"Despite some softening in the general economy, we believe that demand for communications services is stronger than what others have reported," said Joseph
P. Nacchio, Qwest chairman and CEO. "Qwest is unique, as it competes as both a local exchange company and a long-distance carrier. This gives us diverse product lines to meet our growth targets in this economy."

Nacchio will host a conference call to discuss the conditions in the marketplace and the company's performance this year.

The call will be broadcast live beginning at 9:00 a.m. (EDT) at www.videonewswire.com/qwest/061901.


About Qwest

Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 113,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

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This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release is based upon the best information available at this time, but does not necessarily include all information that would be available at a quarterly earnings announcement. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:         Media Contact:                     Investor Contact:
                           --------------                     -----------------
                           Tyler Gronbach                     Lee Wolfe
                           303-992-2155                       800-567-7296
                           tyler.gronbach@qwest.com           IR@qwest.com


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